Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144170) of JA Solar Holdings Co., Ltd. of our report dated April 23, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Shanghai, People’s Republic of China

/s/ PricewaterhouseCoopers Zhong Tian LLP

April 23, 2014